SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2005

OPINION RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-14927	22-3118960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 College Road East, Suite 4100, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (609) 452-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement
Item 2.05 Costs Associated with Exit or Disposal Activities
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
FORWARD-LOOKING STATEMENTS
SIGNATURES
EXHIBIT INDEX
PURCHASE AGREEMENT DATED DECEMBER 31, 2005
PRESS RELEASE DATED JANUARY 3, 2006

Item 1.01 Entry into a Material Definitive Agreement
On December 31, 2005, Opinion Research Corporation (the “Company”) entered into a Purchase Agreement (the “Agreement”) with ProTel Marketing, Inc. (the “Purchaser”) regarding the sale of the Company’s teleservices business, ORC ProTel, LLC (the “Teleservices Business”). The Purchaser is a corporation formed by certain members of the current management of the Teleservices Business, including Ruth Wolf. The sale of the Teleservices Business to the Purchaser was effective as of December 31, 2005.
The Agreement provides for the sale of all of the membership interest in ORC ProTel, LLC by the Company to the Purchaser in consideration of the assumption of all the liabilities of the Teleservices Business, other than bank debt, and the possibility of receiving payments during the next five years based on the revenues of the Teleservices Business over a specified threshold determined annually in accordance with a formula set forth in the Agreement. The consideration was determined pursuant to negotiations between the parties. The Agreement contains customary representations and warranties. In connection with the closing of the transaction, Allen Wolf and Ruth Wolf delivered resignations with respect to their positions as officers of the Company.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The Agreement is included as an exhibit and incorporated herein by reference to provide information regarding its terms. Except for its status as the contractual document between the parties with respect to the transactions described therein, it is not intended to provide factual information about the parties. The representations and warranties contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed by the parties, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, they should not be relied on by investors as statements of factual information.
Item 2.05 Costs Associated with Exit or Disposal Activities
Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. On January 3, 2005, the Company announced in a press release that it had entered into the Agreement and that it had undertaken a restructuring of its market research operations. Pursuant to the restructuring, the Company will close its market research operations in South Korea and Mexico and one of its call centers in the United States. These closures are currently expected to be completed by March 31, 2006.
Although the historic profitability of the Teleservices Business unit met our expectations and exceeded that of its industry, the Company decided to sell this unit because the recent decline in revenues and the resulting losses made the sale a desirable transaction. The decision to close the market research operations in South Korea and Mexico was based upon the operations’ erratic operating results and the fact these operations are non-strategic in the Company’s services to its global clients. The decision to close the call center was based upon cost savings considerations.
In connection with the sale of the Teleservices Business, the closure of market research operations in South Korea and Mexico and the closure of one call center, the Company anticipates that it will incur certain charges, including but not limited to charges related to one-time termination benefits; however, the Company is unable in good faith to definitively set a range of estimated charges at this time. The Company will file an amendment to this Form 8-K within four days after it makes a determination of an estimate of such charges.
Item 8.01 Other Events
On January 3, 2006, the Company issued a press release announcing the sale of the Teleservices Business to the Purchaser and the restructuring of its market research operations. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Purchase Agreement dated December 31, 2005 regarding sale of ORC ProTel, LLC

99.1	Press release dated January 3, 2006 regarding sale of ORC ProTel, LLC and restructuring of market research operations
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains, within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995, forward-looking statements that are based on management’s beliefs and assumptions, current expectations, estimates and projections. Many of the factors that will determine the Company’s financial results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties, including general economic conditions, the loss of one or more of our large clients and the impact of litigation; therefore, actual results may materially differ. Other important factors and risks that may affect future results are described in the Company’s filings with the Securities and Exchange Commission, copies of which are available upon request from the Company. The Company disclaims any obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise.
[Signature Page Follows]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPINION RESEARCH CORPORATION
	By:	/s/ Douglas L. Cox
		Name:	Douglas L. Cox
Dated: January 6, 2006		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase Agreement dated December 31, 2005 regarding sale of ORC ProTel, LLC

99.1	Press release dated January 3, 2006 regarding sale of ORC ProTel LLC, and restructuring of market research operations